Exhibit 99.1

A note from Founder Alan Hart

I was born in Texas 60 years ago, a simpler time it seems to me. My children and grandchildren assure me that its not the case but the pace of life seems quicker nowadays. Nowhere is this more evident than in the energy business, where the urgency to discover oil has been magnified by depleting oil supplies and Asia’s growing energy demands.

China, in the blink of an eye, has replaced America and Europe as the center of global economic activity and its energy demands have jumped exponentially. China just surpassed America as the globe’s biggest user of energy and it consumes almost 80% of all new oil discoveries. China and the rest of Asia will continue to place increasing stress on fragile energy supplies. Every drop of oil is precious and getting more so.

I have lived and worked in Asia as an oil executive for over 20 years and I have witnessed first hand this shift. I founded Sentry Petroleum four years ago to take advantage of this change, initiating an aggressive acquisition strategy.

After much due diligence we secured a dominant land position (a vast network of oil leases exceeding 6.9 million acres) in Queensland, Australia. The area where our leases are located is not only prospective for large discoveries (9 billion barrels of oil equivalent reserves and a 42% exploration success rate) but it is right on the doorstep to China and the rest of energy hungry Asia.

My next goal was to find key executives with sterling reputations, influence within the industry, and track records of success. I called my former colleagues and learned that they also sensed the opportunity and joined the Sentry team. This leadership group is comprised of some of the top petroleum experts in the world. With the help of an excellent staff of technical experts we have advanced our dominant land holdings into one of the region’s largest diversified oil and gas portfolios.

Our strategy for success is now straightforward: Drill our oil prospects, independently certify the results, and sell the company to the highest bidder. We feel this is a transparent strategy that will provide investors and shareholders optimum risk/ reward return.

When we started Sentry many doubted us. Well the world’s biggest energy companies now believe. Companies like Royal Dutch Shell, PetroChina, Tokyo Gas, ConocoPhillips and CNOOC

(the Chinese National Offshore Oil Company) are spending billions of dollars acquiring junior companies like Sentry Petroleum. This speaks volumes about our foresight, the prospectivity of our assets and the likelihood to “sell to the highest bidder”. Sure we have had our share of luck but mostly we have made our own. Thanks to planning, timing and the efforts of our entire team, we control one of the region’s largest diversified portfolios. We’re confident our hard work will continue to pay off for our shareholders.

Sentry Petroleum remains debt-free. Our market value has grown 150% in the last twelve months to over $120 million. We feel we are just beginning to find our stride and that we’re on the cusp of major success. We hope you will find this guide useful as we embark on our 2011 drilling campaign.

Sincerely,

Alan Hart

Founder and Executive Director

Alan Hart

Founder,

Executive Director

Mr. Hart is the founder of Sentry Petroleum and has been a member of the Board of Directors since the company’s inception. Mr. Hart has 35 years upstream exploration management experience since obtaining his Masters Degree in Geology from the University of Texas at Arlington. Mr. Hart enjoys significant discovery success, particularly in South and Central Asia where he was responsible for total discovery of 156 million barrels of oil and 600 billion cubic feet of gas.

Dr. Raj Rajeswaran President, CEO , Executive Director

Dr. Rajeswaran is President and holds a Ph.D. in Engineering from Heriot-Watt and an MBA from Hull University. Raj has 25 years exploration industry experience with Arco and Mobil and was the technical manager of three major US $200 million field developments. Dr. Rajeswaran brings a host of oil and gas business development expertise and relationships to Sentry Petroleum. He has provided independent oil and gas advisory services to Rothschild & Sons, one of the world’s leading independent investment banking organizations and is Special Petroleum Engineering Consultant to the Bank of Scotland, International Corporate Banking Division for South East Asia.

Dr. Paul Boldy Chief Financial Officer, Executive Director

Dr. Boldy received his DBA in sustainability from the University of Newcastle (Australia), his MBA from Bradford Management Centre, and his Law degree from Leeds University. He has over 30 years of international business and finance experience with a stellar record of financing and building small and medium size companies in the renewable energy and energy management sector. Dr. Boldy is based in Hong Kong and possesses a vast network of business relationships in Hong Kong and Mainland China.

Dr. Geoff Weir Head of Operations Planning

Dr. Weir was awarded a Ph.D. in Physics (Leeds, UK) prior to starting out in his career in the oil and gas industry in the Oil Recovery Project Division at the Atomic Energy Authority. He has worked internationally for Shell in the UK, Brunei and Australia in a variety of reservoir engineering roles, mainly in prospects evaluation and development. He was Head of Planning and Liaison for five years with Brunei Shell Petroleum responsible for coordinating the annual liquefied natural gas (LNG ) delivery plan to Japan.

Sandy Belford Chief Geophysisist

Mr. Belford has an extensive exploration background accumulating over 20 years of work with such firms as Mobil, EnCana, Hardman Resources, and Woodside Energy. His primary expertise is 2D and 3D seismic interpretation including exploration prospect generation, evaluation and quantification, in addition to development projects. He has acted as project lead on a number of acquisition and reprocessing projects and has been instrumental in total discoveries of approximately 200 million barrels of oil equivalent from exploration projects throughout the Australasian region.

Arne Raabe Executive Director, Corporate Secretary

Mr. Raabe is a member of the Board of Directors. He holds a B.A. in Finance and a Masters in Economics. Mr. Raabe brings a wealth of experience in corporate finance and SEC compliance to Sentry Petroleum and his key competencies lie in his understanding of the complex environment in which international oil companies operate. Having worked as a financial analyst with Norsk Hydro where he focused on supply/demand and pricing trends, he has a solid understanding of the economics of the energy industry.

Dr. John Kaldi Executive Director

Dr. Kaldi obtained his Ph.D. in Geology from Cambridge University, England, and has 28 years experience in the petroleum industry with such organizations as Shell, Arco and Vico. He is a global authority on petroleum seals and reservoirs with over 100 professional publications to his credit and is the recipient of several awards from the American Association of Petroleum Geologists including the prestigious Special Commendation for Significant Contributions to Petroleum Geology.

Key Elements for Success

Tracking Sentry’s Progress

To define the oil and gas exploration process, and give a clearer understanding of where Sentry Petroleum stands with each of its holdings, we’ve outlined the key steps in the progression, from initial geological evaluation to drilling and production. These steps take place both on and off the drilling site, and some may occur simultaneously, but each is critical to the achievement of discovery, reserve certification and production.

Geological Evaluation

Examining an area for potential exploration success includes the study of its geology and a review of previous seismic, drilling, and other technical data if available.

Project Negotiations

Permit application process during which an exploration company must demonstrate to government officials that it has the technical expertise and financial resources to conduct valid exploration programs.

Permit Award

Official granting (permitting) of the desired area to a company with specific conditions regarding the period of time for exploration and development. In return, the government generally receives royalties from hydrocarbons produced.

Geological/Seismic Analysis

Determining a potentially promising drilling area (lead) based on the technical team’s interpretation of additional geological studies and seismic surveys of the substructures in an area.

Prospect Definition

Upgrading of a lead based on confirmation of further technical analysis of a potential subsurface hydrocarbon trap. Pre-Drilling Planning Final activities in preparation for drilling, such as contracting drilling equipment and crew, submitting environmental impact reports and obtaining all necessary approvals.

Exploratory Drilling

Drilling a well on a defined prospect and examining the cuttings (pieces of rock brought up in the drilling mud and other information) for evidence of petroleum. Even dry holes provide valuable subsurface information that can ultimately lead to a discovery on subsequent wells.

Discovery

Finding an accumulation of oil, gas or condensate reserves, the size of which can be estimated but not precisely quantified. Production Testing Measuring the flow rate of a producing well at a discovery site to determine its commercial potential.

Appraisal Drilling

Drilling additional wells in a discovery area to quantify field boundaries and reserve potential. Field Development Drilling production wells and developing other infrastructures to support production, including pipelines, processing plants, and field support.

Production

The point at which the field commercially produces oil, gas or condensate.

The Future is Bright

Sentry Petroleum was recently awarded Exploration Permit Coal 1758 (EPC 1758) by the Department of Mines and Energy. EPC 1758 is located within our northern lease, ATP 862. With these leases Sentry has secured all rights to all coal and coal seam gas within the defined area.

This is a critical part of Sentry’s business strategy and potentially represents the key asset within our portfolio.

Liquefied Natural Gas (LNG ) is a rapidly appreciating form of hydrocarbon and is a critical component in Asia’s drive for energy security. Coal Seam Gas or CSG is the gas that is emitted from coal. It forms the essential feedstock in LNG. The majority of the $225 Billion in mergers, acquisitions and gas supply contracts in Queensland have revolved around CSG assets and the companies that produce it. Based on desktop analysis and interpretation of publicly available data initial geophysical and engineering analysis of our EPC 1758 indicate a potential gas resource in excess of 12 trillion cubic feet of gas. Additional exploration is required to establish the existence of any gas reserves underlying EPC 1758.

WHY AUSTRALIA?

Doorstep of Asian Markets

Australia is endowed with vast natural resources well in excess of its domestic demands. It is located within direct proximity to Asia, particularly China, the world’s fastest growing energy consumer. These two factors make Australia a strategically lucrative region to explore, produce and sell energy.

Top Prices Paid

Vast quantities of hydrocarbon reserves have been discovered and sold at premiums to North American prices. Since 2008 over $225 Billion in acquisitions, mergers and gas supply contracts have been completed in Queensland on assets near or surrounding Sentry’s leases. Primary buyers are Asian conglomerates like Petro China, Tokyo Gas and Sinopec.

World Recognized Energy Hub

Australia is the second leading oil exporter within the Organization of Economic Development and Cooperation (OECD) and is projected to have the fastest growth in gas production through 2035. It is the fourth largest LNG exporter in the world, ahead of Nigeria, Oman and United Arab Emirates and is expected to be the largest by 2014. Australia has excellent licensing terms and a well-established competitive landscape involving several international oil companies. Australia is building some of the world’s largest capital-intensive Liquid Natural Gas plants ensuring infrastructure for future energy sales to Asian markets. Total capital expenditures are forecast to exceed $50 Billion.

SENTRY IS SURROUNDED BY THE WORLDS LARGEST ENERGY FIRMS. THE COMPANY IS BEING POSITIONED FOR SALE.

Fastest Growing Economy

Fed primarily by China’s exponential growth and demand for resources, Australia has become the fastest growing western economy in the OEC D. The Business Monitor, a leading business research institute, ranks the country first within the entire Asian region for overall business environment and royalty rates, ranking it as one of the best places to explore for oil and gas. Newsweek ranks Australia as the number one medium size country to live in and the best in terms of political environment. As opposed to regions like Africa and South America, Australia is an English-speaking western democracy governed by the rule of law, ensuring security of ownership.

A Balanced Portfolio

Discovery Potential

The Australian oil and gas sector is distinguished by the number of discoveries, per-well flow rates, and attractive commercial terms. For example, in many oil-prolific areas of the world, local governments can take as much as 90% of production revenues, whereas in Australia the royalty rate is effectively less than 46%. With this in mind we have formulated a precise exploration strategy aimed at securing and capitalizing on this dynamic and rapidly evolving market.

As Goldman Sachs Vice President Kenneth Courtis commented, “China wants everything Australia’s got, everything. And we still can’t fathom the demand that China is going to generate in the years to come. Imagine another 250 million people urbanizing China over the next 20 years.”

Permit Potential

On the following pages, you’ll find overviews of our permits and the diverse oil and gas exploration portfolio we hold in Australia. We have moved quickly to successfully negotiate prime exploration permits sandwiched between over 9 billion barrels of oil equivalent reserves. We have secured leases in a proven and producing basin that holds the potential for several additional major oil and gas discoveries. One of our more prospective permits is ATP 865, a 1.6 million acre block within 20 miles of producing wells that contain resources with a combined value in excess of US $4 billion. We also hold interests in more than 5 million acres across three other permits, all of which have encountered hydrocarbons. We believe these are strong indications that significant new reserves exist within our permits. In several of our high priority leases we have uncovered 50 leads and drill-ready prospects near or adjacent to several major oil and gas discoveries.

Balanced Approach

In negotiating and securing this prime acreage management has sought to balance high impact upside discovery potential with near term lower risk opportunities. The maintenance of this balance in our portfolio is a significant aspect of our acquisition and exploration strategy.

Cooper -Eromanga Basin Exploration Discoveries Sentry Petroleum has secured one of the regions largest diversified exploration and appraisal portfolios, all positioned in an area with a 42% exploration success rate. (Source: Queensland

Department of Mines and Energy)

Australian Liquid Natural Gas Exports Australia is the fastest growing liquid natural gas producing country in the world positioned in the fastest growing energy consumption market – Asia. Ensuring premiums for hydrocarbon sales to Asia.

(Source: ABARE)

GDP GROWTH Selling energy to China has made Australia one of the best places to invest and fastest growing economies. (Source: World Bank)

ATP 865 & 866 leads/prospects

ATP 865

ATP 865 lies in Central Queensland Australia and covers an area of approximately 1.67 million acres. Sentry Petroleum Ltd. holds a 100% working interest and is Operator. Over two thousand line miles of seismic have been shot over the permit area. Sentry has identified fifteen promising leads within the permit area and four drill-ready prospects. A gas pipeline located between the Gumbardo-1 and Emu Creek-1 wells in the western side of ATP 865 runs north through the Gilmore Gas Field to the Barcaldine power station and is also connected to the gas grid in the south of the permit.

Potential

ATP 865 is independently assessed to have potential for the discovery of economic volumes of oil and gas. All four key geological elements are present for the accumulation of hydrocarbons. Oil and gas shows have been encountered within the permit. The Ravenscourt Prospect will target better porosity reservoir downdip of the Rosebank-1 oil show, and Wade Hill and Gumbardo Prospects target the Lissoy Sandstone in a dry to wet gas precinct. Sherwood Park is a drill ready prospect targeting a previously untested stratigraphic interval.

Of particular interest is Rosebank-1 where oil shows in the Devonian Etonvale Formation were encountered. Initial geophysical interpretation indicates there is a wedge of higher porosity formation overlying the domal feature targeted by this well. The oil show is interpreted to come from the up dip thin portion of this wedge. The proposed Ravenscourt-1 well will target a thicker and a better quality reservoir downdip of Rosebank-1 within the same structure (see schematic on ‘Ravenscourt Prospect Summary’ on page 10).

The Gilmore Gas Field

The Gilmore Gas Field (two million barrels of oil equivalent) is located north of the Wade Hill prospect and possesses the same lithology as Wade Hill. The primary target in Wade Hill is the Devonian Lissoy Sandstone. Wade Hill is also structurally similar to Gilmore in that it is an anticline defined by a compressional tectonics, with some closure being independent of the bounding fault. Wade Hill is expected to access the same source kitchen as Gilmore, placing it well for both a gas and oil charge (Gilmore, whilst primarily a gas field, also had oil in the Gilmore-2 well). (see schematic on ‘Wade Hill Prospect Summary’ on page 11).

ATP 866

ATP 866 is a rectangular block and covers an area of approximately 1.5 million acres or two thousand four hundred square miles. The permit lies south east of the Gilmore Gas field and is traversed by rail and road links. Sentry Petroleum Ltd. holds a 100% working interest and is Operator. Over 600 line miles of seismic has been shot across the permit with surface geology dominated by Quaternary residual sediments with outcrops of cretaceous siltsones. Seven leads have been identified to date.

Potential

ATP 866 is assessed to have the potential for the discovery of economic volumes of hydrocarbons. All four key geological elements are present for the accumulation of hydrocarbons. Two previously drilled wells (Qulberry and Mount Morris-1) encountered hydrocarbon shows in the Devonian Log Creek formation. The primary target, the Eromanga basin sequence, contains excellent quality sandstone reservoirs. The Galilee basin sequence suggests a high energy fluvial environment. The sandy Permian section suggests a fairly high energy fluvial environment, possibly glacial outwash fans. Additional seismic acquisition will assist in fully evaluating ATP 866.

Sentry has identified close to 30 leads and drill-ready prospects within ATP 865 and 866. In an area with 42% exploration success rate, discovery in any of the targets could quickly advance Sentry into a mid-size oil and gas producing company.

Ravenscourt Prospect summary

Robust fourway dip closed structure with seismic amplitude support. Amplitudes brighten and thicken downdip of Rosebank-1 well with oil shows. Petrophysical analysis suggests moveable oil is present at the objective level.

Seismic Interpretation

Seven 2D seismic lines define the Ravenscourt Structure. A near Top Etonvale Limestone seismic event was mapped, and this Two Way Time (TWT ) surface was then converted to depth using an average velocity from the Rosebank-1 Checkshot Survey. The current Volumetrics have only considered the north-western side of the structure which has the higher seismic amplitudes.

Additional potential exists in the lower amplitude southwestern side.

Structure

Thrust related feature formed during the early Carboniferous Orogeny with salt diaper intrusion/movement into the Jurassic. The structure is not truncated at carbonate reservoir level by the Jurassic Unconformity.

Source

Early Devonian buried to 14,400 feet in depocentre to the south and east. Log Creek and Bury Fm. mature to overmature in Quilbury-1; 1st phase of expulsion in Early Carboniferous, 2nd phase in Early cretaceous.

Seal

Lower Etonvale shales with fine grained sandstone/ siltstone, Rosebank-1 showed increase in mud-gas below this sequence.

Reservoir

A low porosity dolomitic limestone section at the base of the Etonvale Formation. Vuggy or fractured zone porosity. High seismic amplitudes are associated with this zone. Potential for additional reservoir development on SW side of main fault – not currently included in volumetrics.

Current Status

The prospect requires no further technical work and is ready for drilling.

Wade Hill Prospect Summary

The Wade Hill structure is located between the Paradise-1 and Gumbardo-1 wells. The structure is an anticline defined by compressional tectonics, with some closure being independent of the bounding fault. Paradise-1 had wet gas shows, whilst Gumbardo-1 had high Hydrocarbon saturations over a 46m porous sands interval Lissoy Sandstone. The Lissoy Sandstone is the Primary Objective for the Wade Hill-1 well. Closure exists at all levels throughout the Devonian stratigraphy, so there is the possibility of multiple reservoir horizons at this location.

Seismic Interpretation

Ten 2D seismic lines define the Wade Hill, Gumbardo Stepout West, and Paradise Updip Structures. A near Top Cooladi Dolomite seismic event was mapped, and this Two Way Time (TWT) surface was then converted to depth using a velocity gradient derived from the Paradise-1 and Gumbardo-1 Checkshot Surveys.

Structure

The Wade Hill prospect is a thrust feature formed during the Early Carboniferous Orogeny. It exhibits both 4-way dip closure as well as additional closure against the eastwest trending thrust fault.

Source

Early Devonian buried to 4,300m in a depocentre to the north; Log Creek and Cooladdi Dolomite buried to similar depth sourced Gilmore Field. The 1st phase of expulsion was in the Early Carboniferous, the 2nd phase in the Early Cretaceous; Etonvale to Gumbardo section in oil generative window >0.8 VR.

Seal

Tight Etonvale Formation, a mudstone and shale sequences with some interbedded sandstones and dolomites.

Reservoir

The Devonian Cooladdi Dolomite and Lissoy Sandstone are the expected reservoirs at Wade Hill. The Paradise-1 well had shows in the Cooladdi Dolomite (but was untested), whilst the Gumbardo-1 well had 46m of saturated Lissoy Sandstone.

Current Status

The prospect requires no further technical work and is ready for drilling.

Sherwood Park Prospect Summary

The Sherwood Park Prospect, reinterpreted with more recent seismic data by Sentry, was a Hartogen Energy Limited’s ready to drill prospect (1989), left undrilled due to flooding. The structure will test a younger Permian/ Upper Devonian section that was absent at Gumbardo-1.

Seismic Interpretation

The mid Carboniferous Unconformity was mapped in Sherwood Park area in TWT. This was then depth converted using the region TD data. Volumetrics were calculated down to the closing contour of 6,040 feet. At the lowest closing contour, areal closure is 6.6 sq. miles. The structure is created by erosion of westerly dipping Buckabie Formation on the Carboniferous Unconformity. Depth to the top of objective horizon is 5,500 feet.

Structure

The Sherwood Park Prospect is a large erosional remnant trending North-South with vertical closure of 200m. At the lowest closing contour, areal closure is 6.6 sq. miles. The structure is created by erosion of westerly dipping Buckabie Formation on the Carboniferous Unconformity, with major channeling creating closure to the East.

Source

The most likely hydrocarbon source are carboniferous siltstones, shales and coals of the Upper Permian Bandanna, sealing flanks of the structure. The Sherwood Park Prospect is well placed to access source rocks in the axis of the Galilee Basin, or from the Devonian source kitchen that has charged the Gilmore Field to the north.

Seal

The Buckabie Formation is unconformably overlain by Late Permian Bandanna Formation, the upper 200–300 feet of which are shaly. These fill the channel flanks of the Sherwood Park structure, and appear as dim seismic reflectors (possibly suggesting a sealing, low energy fill as opposed to a higher amplitude, sand rich channel fill seen further south).

Reservoir

Continental Red Beds of the Upper Devonian to Carboniferous Buckabie Formation are the main objective of this well. Coarse grained high energy Sandstones and Conglomerates of this formation have porosities up to 17% in nearby Gumbardo-1.

Current Status

The prospect requires no further technical work and is ready for drilling.

Permian Channels Lead Summary

Seismic data in the vicinity of Rosebank-1 and Dartmouth-1 suggests the possible presence of porous channel fill of Permian Channels. This correlates to high porosity (25%) clastics encountered in Dartmouth-1. The oil show at Rosebank-1 is stratigraphically lower, but at a similar depth to the Permian Channels. This suggests a potential oil charge in the area.

Seismic Interpretation

Fifteen 2D seismic lines define the Permian Channels feature. Well control is provided by the Rosebank-1, Dartmouth-1, and Paroo-1 wells. The Top and Base Permian Two Way Time (TWT) surfaces were mapped to define the extent of the feature in this area, and to determine where the porous lithologies would be expected to pinch out and form traps.

Structure

The underlying Rosebank salt structure sets up relief on the Stratigraphic pinchout of high porosity Permian sandstones.

Source

Source is expected from early Devonian buried to 14,400 feet in the depocentre to the south and east. Log Creek and Bury Fm. are mature to overmature in Quilbury-1; 1st phase of expulsion is in the Early Carboniferous, the 2nd phase in the Early Cretaceous.

Seal

The Permian Channels play has base seals of basal Permian shales and marine Devonian sediments of the Etonvale Formation and a top seal of shales from the lower Jurassic Evergreen Formation.

Reservoir

An early Permian clastic reservoir, thought to be comprised of glacially derived sediments, that exhibited an average porosity of 25% at the nearby Dartmouth-1 well.

Current Status

It is expected that more seismic will be required to bring the Permian Channels Lead to Drill-ready status.

Energy Acquisitions: Sentry Petroleum’s Upside Potential

Sentry’s Tremendous Upside

The magnitude of acquisitions near or adjacent to Sentry leases are now measured in the Billions of Dollars. Large independents like those referenced in the chart to the lower left are the primary buyers of junior oil and gas companies, but increasingly China’s largest energy conglomerates (Sinopec, PetroChina, China National Offshore Oil Company) are replacing them. The resulting bidding wars from the influx of Chinese money have provided early investors in the targeted junior companies returns in the thousands of percent.

Anatomy of a Billion-Dollar Buyout

Sentry Petroleum bares an uncanny similarity to Pure Energy, a junior exploration company in Queensland, Australia. Pure Energy, with concessions near to and similar in size to Sentry Petroleum’s leases, was bought out by BG Group for $1 Billion. From modest beginnings Pure Energy rapidly grew from a $40 M illion company into a Billion dollar return for shareholders and in fewer than 10 months from commencement of its appraisal drilling campaign. The following

“timeline to success” illustrates our potential and the speed that company values can increase.

» MILESTONE 1

Pure Energy receives Australian stock exchange approval, shares listed for trading.

Sentry Petroleum receives approval from U.S. Securities and Exchange Commission, shares listed for trading.

» MILESTONE 2

Pure acquires 93% interest in 4 permits in Queensland, Australia (4.8 million acres).

Sentry acquires 93% interest in 4 permits in Queensland, Australia (6.9 million acres).

» MILESTONE 3

Pure commences geological, geophysical and engineering program. Market cap $40 M.

Sentry announces coal lease award by Dept. of Mines and Energy - Market cap $30 M.

» MILESTONE 4

Pure completes geological engineering study and commences drilling appraisal program, potential of its CSG assets highlighted. Market cap $75 million.

Sentry commences geological engineering program autumn 2010 – potential of its CSG assets highlighted - market cap $56 million.

» MILESTONE 5

Pure completes first 4 wells in appraisal drill program. Market cap leaps to $190 million, a 375% gain in 40 days.

Sentry scheduled to commence 4 well appraisal program in March 2011.

» MILESTONE 6

Pure receives initial 3P reserve certification from independent reserve certifier MHA Petroleum Consultants. Market cap jumps to $220 million.

Sentry Upon completion of successful appraisal program management undertakes to independently certify results.

» MILESTONE 7

Pure bought out by BG Group for $1 Billion in takeover battle with Arrow Energy – All cash offer, market cap jumps 360% in 65 trading days to $1 Billion.

Sentry Drill, certify and sell is a proven business model in Queensland. Early share holder’s return in successful Sentry analogous companies have ranged from 14 to 40 times investment.

This Report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this Report, other than statements of historical facts, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including operating costs, future capital expenditures (including the amount and nature thereof), and other such matters are forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on our expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond our control. Therefore, actual results could differ materially from the forward-looking statements contained in this document, and readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this document will, in fact, transpire or prove to be accurate. Factors that could cause actual results to differ materially from those in forward-looking statements include: the change of business focus; continued availability of capital and financing; general economic, market or business conditions; acquisition opportunities or lack of opportunities; changes in laws or regulations; risk factors listed from time to time in our reports filed with the Securities and Exchange Commission; and other factors. The forgoing list is not an exhaustive list of the factors that may affect any of our forward looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. Sentry cautions that the results achieved by other companies operating in the region do not in any way indicate the presence of a commercially viable mineral deposit or oil and gas reserves on any of Sentry’s property interests. A significant amount of further exploration is required in order to be able to make a reserve estimate should Sentry succeed in establishing that a commercially viable mineral deposit or oil and gas reserves exists on any of its property interests. Our current cash on hand is insufficient to be able to make our planned exploration expenditures. We must obtain additional financing in order to complete our planned exploration program.